Exhibit 10.4

INITIAL PURCHASER

REGISTRATION RIGHTS AGREEMENT

dated as of November 21, 2006

PARAGON SHIPPING INC.

i

ARTICLE VII	ADDITIONAL REGISTRATION RIGHTS	13

ARTICLE VIII	DEFINITIONS	13

ARTICLE IX	MISCELLANEOUS	15

9.1	Amendments and Waivers	15

9.2	Successors and Assigns	15

9.3	Remedies	15

9.4	Notices	16

9.5	Effective Date	16

9.6	Headings	16

9.7	Gender	16

9.8	Invalid Provisions	17

9.9	Controlling Law	17

9.10	Counterparts	17

9.11	Entire Agreement	17

Schedule A — List of Initial Purchasers

ii

REGISTRATION RIGHTS AGREEMENT, dated as of November 21, 2006, by and among Paragon Shipping Inc., a Marshall Islands corporation (the “Company”), and the Initial Purchasers as listed on Schedule A hereto.

RECITALS

WHEREAS, pursuant to the Purchase Agreement, dated November 15, 2006 (the “Purchase Agreement”), by and among the Company and the Initial Purchasers, the Company is issuing to the Initial Purchasers Units (the “Units”) consisting of one share of Class A Common Stock and one-fifth of one Warrant of the Company as compensation for their services;

WHEREAS, in connection with the Purchase Agreement, the Company has agreed to provide the Initial Purchasers with the registration rights set forth in this Agreement; and

WHEREAS, this Agreement, with respect to each Holder, shall be effective and enforceable against such Holder as of the Effective Date.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
DEMAND REGISTRATION

1.1    Requests for Registration. At any time later than 180 days after the Closing Date, any of the Holders may request in writing registration under the Securities Act of all or part of their Registrable Securities on Form F-1 or any similar long-form Registration Statement (a “Long-Form Registration”); or (ii) on Form F-3 or any similar short form Registration Statement if the Company qualifies to use such short form (a “Short-Form Registration”). The Company shall have the right to delay the registration of the Registrable Securities for no more than four months from the date of the receipt of the request in writing if (a) an investment banking firm of recognized national standing shall advise the Company and any Holder that effecting the registration would materially and adversely affect an offering of securities of the Company which had been contemplated and with respect to which a registration statement in good faith was contemplated to be filed within 45 days or would materially and adversely affect any other material transaction which had been anticipated by the Company or (b) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes, in good faith after seeking advice of counsel, would be substantially disadvantageous to the Company; provided, however, that the Company shall have such right to delay the registration only once within any 12-month period. Each request in writing for registration under the Securities Act will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. All registrations requested pursuant to this Section 1.1 are referred to herein as “Demand Registrations.” Within ten days after receipt of any such request for a Demand Registration, the Company will give written notice of such request to all other holders of

Registrable Securities. As soon as practicable thereafter, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice, subject to the provisions of Section 1.4.

1.2    Number of Demand Registrations; Expenses.

(a)     Subject to Section 1.3, the Company shall have no obligation to effect more than one (1) Long-Form Registration at the request of the Holders; provided, however, that in the event that the Company does not qualify for use of a Short-Form Registration after the filing of such Long-Form Registration, the Holders shall have the right to request that the Company effect one (1) additional Long-Form Registration in each 12 month period until the Company shall so qualify for use of a Short-Form Registration. In addition to the Long-Form Registrations, the Holders will each be entitled to request one (1) Short-Form Registration in any 12 month period.

(b)     The Company will pay all Registration Expenses in connection with each Demand Registration, including any Registration Statement in connection with any Demand Registration that is not deemed to be effected pursuant to the provisions of Section 1.3 hereof.

(c)     At the request of any Holder, the Company shall prepare and file, from time to time, amendments and supplements to each Prospectus included in a Registration Statement filed pursuant hereto or, if necessary, an amendment to such a Registration Statement to reflect any changes in the identities of the selling securityholders, or information relating to the selling securityholders, or in the plan of distribution for any Registrable Securities.

1.3    Effective Registration Statement. A registration demanded pursuant to Section 1.1 of this Agreement shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and, as a result thereof, the Registrable Securities covered thereby have not been sold, (iii) the Registration Statement does not remain effective for a period of at least nine (9) months beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the holders of the Registrable Securities included in such Registration Statement or (iv) if after any Registration Statement requested pursuant to Section 1.1 becomes effective the Maximum Offering Size (as defined below) is reduced in accordance with Section 1.4 such that less than 75% of the Registrable Securities of the Holders requested to be included in such registration are included. If a registration requested pursuant to this Article I is deemed not to have been effected as provided in this Section 1.3, then the Company shall continue to be obligated to effect the number of Demand Registrations set forth in Section 1.2(a) without giving effect to such requested registration.

1.4    Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering within a price range acceptable to the holders of a majority (by number of Registrable Securities) of the Registrable Securities held by the Holders requested to be included in such registration (the “Maximum Offering Size”), the Company will include in such registration, (i) first, the Registrable Securities of the Holders requested to be included in such registration, pro rata among the Holders based upon the number of securities which each Holder proposes to sell, (ii) second, if all Registrable Securities requested to be included in such registration by the Holders are included in such registration, the Registrable Securities of the Company requested to be included in such registration, (iii) third, if all the Registrable Securities of the Company requested to be included in such registration are included in the registration, the Registrable Securities of holders other than the Holders requested to be included in such registration, pro rata, based upon the number of securities which each such securityholder proposes to sell, and (iv) fourth, if all Registrable Securities requested to be included in such registration are included in the registration, other securities requested to be included in such registration.

1.5    Selection of Underwriters.

(a)    If pursuant to the written notice referred to in Section 1.1 the Holders elect to sell their Registrable Securities in the form of an underwritten offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders, acting by majority based on the number of Registrable Securities requested to be included in such registration; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

(b)    No Holder may participate in an underwritten offering unless such Holder (i) agrees to sell its Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Holder’s entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

1.6    Revocation of Request for Demand Registration. A Holder requesting a registration under Section 1.1 may, at any time prior to the filing of the registration statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration.

ARTICLE II
PIGGY-BACK REGISTRATIONS

2.1    Right to Piggy-back. If the Company proposes to register any of its equity securities under the Securities Act for sale to the public (other than pursuant to a Demand Registration), and the registration form to be used may be used for the registration of Registrable Securities (a “Piggy-back Registration”), the Company will give prompt written notice to each

Holder of its intention to effect such a registration and will include in such registration (and in any underwritten offering related thereto) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company’s notice; provided, however, that the number of Registrable Securities to be sold by the Holders shall be limited to 30% of the total number of securities proposed to be sold pursuant to such Piggy-back Registration. Such requests for inclusion shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution thereof.

2.2    Piggy-back Expenses. The Registration Expenses of the Holders will be paid by the Company in all Piggy-back Registrations.

2.3    Priority on Company Registrations. If a Piggy-back Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included therein by the holders of the Company’s securities (other than the Holders) and (iii) third, the Registrable Securities requested to be included in such registration. If a reduction in the number of Registrable Securities is required pursuant to the preceding sentence, the Company shall be required to include in the underwriting only that lower number of Registrable Securities, and the Holders who have requested registration shall participate in the underwriting pro rata based upon the number of Registrable Securities requested to be registered by the Holders.

2.4    Priority on Securityholder Registrations. If a Piggy-back Registration is not a Demand Registration pursuant to Article I but is an underwritten secondary registration on behalf of holders of the Company’s securities (other than the Holders), and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, the securities requested to be included therein by the Holders requesting such registration, (ii) second, the securities the Company desires to sell and (ii) third, the Registrable Securities requested to be included in such registration. If a reduction in the number of Registrable Securities is required pursuant to the preceding sentence, the Company shall be required to include in the underwriting only that lower number of Registrable Securities, and the Holders who have requested registration shall participate in the underwriting pro rata based upon the number of Registrable Securities requested to be registered by the Holders.

ARTICLE III
REGISTRATION PROCEDURES

Whenever the Holders have requested that any Registrable Securities be registered as permitted pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and pursuant thereto the Company will as expeditiously as possible (or, in the case of clause (1) below, will not):

(a)    promptly prepare and file with the Commission a Registration Statement with respect to such Registrable Securities (such Registration Statement to include all information which the Holders requesting registration thereby shall reasonably request) and use its best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby; provided, however, that as promptly as practicable prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will (i) furnish to each Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of a Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its counsel) during such period, and (ii) notify each Holder covered by such Registration Statement of (x) any request by the Commission to amend such Registration Statement or amend or supplement any Prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b)    (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)    furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus and, in each case including all exhibits) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement;

(d)    use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller thereof or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e)    in the event of an underwritten public offering, furnish to each seller of Registrable Securities a signed copy, addressed to such seller and the underwriters, of an opinion of counsel for the Company dated the effective date of such Registration Statement and dated the date of the closing under the underwriting agreement, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters;

(f)     notify each seller of Registrable Securities, at a time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to the Company as a result of which the Prospectus included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g)    use its reasonable best efforts to obtain the qualification of all such Registrable Securities for trading on each securities exchange or automated quotation system on which the Registrable Securities are then listed or quoted and, in furtherance thereof, will register the Registrable Securities as a class under Section 12(b) or 12(g), as applicable, of the Exchange Act;

(h)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(i)     in the event of an underwritten public offering, use its best efforts to obtain a “comfort” letter, dated the effective date of such Registration Statement and dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements, addressed to each seller, and to the underwriters, if any, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business

Days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(j)     otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, in each case as soon as practicable, an earning statement covering a period of at least twelve months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of the Securities Act;

(k)    promptly notify the Holders of (i) the issuance of any stop order by the Commission or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws, or the initiation or threatening of any proceeding for such purpose, or (ii) any request by the Commission for amendments or post-effective amendments to the registration statement or supplements to the prospectus or for additional information; and use every reasonable effort to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of any Registration Statement or of any such other order;

(1)    at any time file or make any amendment to a Registration Statement, or any amendment of or supplement to a Prospectus (including amendments of the documents incorporated by reference into the Prospectus), of which each seller of Registrable Securities or the managing underwriters shall not have previously been advised and furnished a copy or to which the sellers of Registrable Securities, the managing underwriters, or counsel for such sellers or for the underwriters shall reasonably object;

(m)   during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Section 13 (a), 13(c), 14 or 15 (d) of the Exchange Act;

(n)    make available for inspection by any Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall use its reasonable best efforts to cause (i) the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors and (ii) in the event of an underwritten public offering, the senior management of the Company and its subsidiaries to participate in any “road show” presentations to investors, in each case in connection with such registration statement. Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; provided, that the Company’s obligation to make the Records available to any underwriter shall be conditioned on comparable confidentiality undertakings by such underwriter; and

(o)    with a view to making available to the Holders the benefits of certain rules and regulations of the Commission which permit the sale of Registrable Securities to the public without registration, the Company agrees to (i) make and keep public information available as those terms are understood and defined in Rule 144 promulgated under the Securities Act (“Rule 144”)(including paragraph (c)(2) of such Rule), (ii) file with the Commission in a timely manner reports and other documents, if any, required of the Company under the Securities Act and the Exchange Act and (iii) furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (if applicable), a copy of the most recent annual or quarterly report of the Company filed with the Commission, if any, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell securities without registration.

ARTICLE IV
REGISTRATION EXPENSES

4.1    Registration Expenses. All expenses (the “Registration Expenses”) incident to the Company’s performance of or compliance with this Agreement (other than any underwriting discounts and commissions) will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) with the Commission and otherwise relating to compliance with federal and state securities laws ), (ii) printing expenses (including, without limitation, expenses of printing any Registration Statement, Prospectus and any supplement or amendment thereto and certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus or any supplement or amendment thereto delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with a Registration Statement (subject to Section 4.2), (v) reasonable fees and disbursements of the transfer agent and registrar for the Registrable Securities, (vi) Securities Act liability insurance obtained by the Company in its sole discretion and (vii) fees and disbursements of all independent certified public accountants (including the expenses of any annual audit and “cold comfort” letters required by or incident to such performance). The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the fees and expenses of any Person, including special experts, retained by the Company.

4.2    Counsel. In connection with any Registration Statement required by this Agreement regardless of whether a Registration Statement becomes effective, the Company will reimburse the Holders who are reselling Registrable Securities for the reasonable fees and disbursements of not more than one counsel, which firm shall be chosen by the a majority of the Holders for whose benefit such Registration Statement is being prepared.

4.3    Underwriting Discounts and Commissions. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registered Securities, which expenses will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered by each seller.

ARTICLE V
INDEMNIFICATION

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder covered by any Registration Statement referred to herein, each underwriter for any such Holder, the general partners, limited partners, stockholders, members, officers, directors, managers, employees and agents of such Holder or underwriter, and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the general partners, limited partners, stockholders, members, officers, directors, managers, employees and agents of such controlling Person (collectively, the “Controlling Person”), from and against any loss, claim, damage, liability, reasonable attorneys’ fees, cost or expense and reasonable costs and expenses of investigating and defending any such claim and any action in respect thereof (collectively, the “Damages”) to which such Holder or underwriter, its general partners, limited partners, stockholders, members, officers, directors, managers, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any preliminary Prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder or underwriter expressly for use in the preparation of any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary Prospectus or Prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Holder or underwriter under the indemnity agreement in this Section 5.1, with respect to any preliminary Prospectus or the final Prospectus or the final Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such controlling Person, Holder or underwriter results from the fact that such Holder or underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such Holder or underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or any such director, officer, general partner, or other controlling person and shall survive the transfer of such securities by such seller.

5.2    Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating, each such selling Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 of this Agreement), to the extent permitted by law, the Company, its officers, directors, managers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the general partners, limited partners, stockholders, members, officers, directors, managers, employees and agents of such controlling Person, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement or Prospectus or any amendment or supplement thereto, or any preliminary Prospectus, if such statement or alleged statement or omission or alleged omission was made about such Holder in reliance upon or in conformity with written information furnished to the Company by or on behalf of such Holder, specifically stating that it is for use in the preparation of such Registration Statement or Prospectus or any amendment or supplement thereto, or any preliminary Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons and shall survive the transfer of such securities by such Holder. In no event shall any Holder be liable for indemnity which is greater than the net proceeds received by such Holder from the sale involving the Registration Statement giving rise to such indemnity hereunder.

5.3    Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 5.1 or Section 5.2 of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5.1 or Section 5.2 of this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for the Holders (which counsel shall be reasonably satisfactory to the Company) or (ii) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of, more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, which counsel shall be selected by the Holders, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel or counsels. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and does not attribute any fault to the indemnifying party. Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

5.4    Indemnity in Underwriting Agreement. The Company and each Holder requesting registration shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

5.5    Contribution. If the indemnification provided for in Sections 5.1 and 5.2 of this Agreement are unavailable or insufficient to hold harmless an indemnified party under such Sections, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 5.1 or Section 5.2 of this Agreement in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the second sentence of this Section 5.5. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 5.3 of this Agreement if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 5.5. Promptly after receipt by an indemnified party under this Section 5.5 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 5.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 5.3 of this Agreement has not been given with respect to such action; provided, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 5.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each Holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters’ portion of such contribution shall not exceed the underwriting discount and (ii) that the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI
TRANSFER RESTRICTIONS

Each Initial Purchaser of the Registrable Securities, by its acceptance thereof, agrees that it will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Registrable Securities for a period of 180 days following the Effective Date; provided, however, that such Initial Purchaser may transfer or assign the Registrable Security in whole or in part to (a) within the initial 180-day period following the Effective Date, (i) any Initial Purchaser, or (ii) a bona fide officer or partner of any such Initial Purchaser and (b) following the expiration of the initial 180-day period, to (i) any Initial Purchaser or a bona fide officer or partner thereof, or (ii) upon prior written notice to the Company, (x) a subsidiary or affiliate of an Initial Purchaser, or (y) so long as not transferred in violation of applicable federal or state securities laws or rules of the National Association of Securities Dealers, Inc., any other third-party; provided, that, in each case, such entity, subsidiary, affiliate or third party, as the case may be, shall agree to be bound by the terms of this Section 6. Notwithstanding anything in this paragraph to the contrary, on and after the first anniversary of the Effective Date, transfers to others may be made subject to compliance with the following paragraph.

The Registrable Securities shall not be transferred by any Holder unless and until (i) the Company has received the opinion of counsel for such Holder that the Registrable Securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a Registration Statement relating to such securities has been filed by the

Company and declared effective by the Commission and compliance with applicable state securities law has been established to the reasonable satisfaction of the Company.

ARTICLE VII
ADDITIONAL REGISTRATION RIGHTS

In addition to this Agreement, the Holders shall also have the registration rights provided for in that other certain Registration Rights Agreement, dated November 21, 2006, by and among the Company, Innovation Holdings S.A. and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

ARTICLE VIII
DEFINITIONS

As used in this Agreement, the following defined terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the City of New York are authorized or obligated to close.

“Closing Date” means the date hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Class A Common Stock” means the Class A Common Stock, $.001 par value per share, of the Company.

“Company” has the meaning ascribed to it in the forepart of this Agreement.

“Controlling Person” has the meaning ascribed to it in Section 5.1.

“Damages” has the meaning ascribed to it in Section 5.1.

“Demand Registration” has the meaning ascribed to it in Section 1.1.

“Effective Date” means, with respect to any Holder, the date on which such Holder first owns Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and any reference to a particular section thereof shall include a reference to the equivalent section, if any, of any such similar federal statute, and the rules and regulations thereunder.

“Holder” means an Initial Purchaser and each person to whom an Initial Purchaser transfers Registrable Securities.

“Long-Form Registration” has the meaning ascribed to it in Section 1.1.

“Purchase Agreement” has the meaning ascribed to it in the forepart of this Agreement.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.

“Piggy-back Registration” has the meaning ascribed to it in Section 2.1.

“Initial Purchasers” means those parties listed on Schedule A attached hereto and any of their respective permitted assignees or transferees.

“Prospectus” means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Registrable Securities” means (i) any Units, Class A Common Stock, Warrants or Warrant Shares owned or issuable to any Holder and (ii) any securities issued by the Company subsequent to the date hereof and deemed to be Registrable Securities by the Board. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (x) been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them or (y) been transferred pursuant to Rule 144 (or any similar rule then in force) under the Securities Act or been otherwise transferred and new certificates for them not bearing a restrictive Securities Act legend have been delivered by the Company and can be sold without complying with the registration requirements of the Securities Act. References to “Registrable Securities” herein include any other securities issued as a dividend or other distribution with respect to Registrable Securities or as a result of a subdivision, combination, reorganization or reclassification of any Registrable Securities.

“Registration Expenses” has the meaning ascribed to it in Section 4.1.

“Registration Statement” means any registration statement of the Company filed pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such

Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

“Short-Form Registration” has the meaning ascribed to it in Section 1.1.

“Unit” has the meaning ascribed to it in the forepart of this Agreement.

“Warrant” shall mean those warrants issued by the Company to purchase shares of Class A Common Stock at the price of $10.00 per share.

“Warrant Shares” means the Class A Common Stock issuable upon exercise of the Warrants, the number of which is subject to adjustment from time to time.

ARTICLE IX
MISCELLANEOUS

9.1    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any Initial Purchaser, unless such modification, amendment or waiver is approved in writing by the Company, on the one hand, and the Initial Purchasers, on the other hand. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

9.2    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Initial Purchasers are also for the benefit of, and enforceable by, any subsequent holder of the Registrable Securities of such Initial Purchaser, except to the extent reserved to or by the transferor in connection with any such transfer. Notwithstanding anything contained herein to the contrary, no party may transfer its rights hereunder to any Person except to an Affiliate of such Initial Purchaser.

9.3    Remedies. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.

9.4    Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

(i)                       If to the Company:

Paragon Shipping Inc.
102-104 V. Pavlou Street
Voula 16673
Athens, Greece
Attention: Chief Executive Officer

with a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Gary J. Wolfe

And a copy to each Holder.

(ii)                    If to any Holder, to the last address for such Person set forth in the records of the Company.

All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 9.4, be deemed given upon delivery, and (y) if delivered by mail in the manner described above to the address as provided in this Section 9.4 upon the earlier of the third Business Day following mailing or upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 9.4, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.4). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

9.5    Effective Date. This Agreement, with respect to each Holder, shall be effective and enforceable against such Holder as of the Effective Date.

9.6    Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

9.7    Gender. Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

9.8    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.9    Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of competent jurisdiction sitting in the City of New York and waives any objection to venue in said courts.

9.10  Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.11  Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof. The Company has not, other than pursuant to this Agreement, granted registration rights (whether in the nature of piggy-back rights or otherwise) to any holder of any of the securities of the Company.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PARAGON SHIPPING INC.

By:
Name:
Title:

INITIAL PURCHASERS

CANTOR FITZGERALD & CO.

By:
Name:
Title:

CRT CAPITAL GROUP LLC

By:
Name:
Title:

OPPENHEIMER & CO. INC.

By:
Name:
Title:

[Signature Page to Initial Purchaser Registration Rights Agreement]

SCHEDULE A

Initial Purchasers

1.) Cantor Fitzgerald & Co.

2.) CRT Capital Group LLC

3.) Oppenheimer & Co. Inc.